Exhibit 99.1

NanoViricides Completes Licensing for Coronavirus Field which Includes Current COVID-19 Drug Development

Shelton, Connecticut - September 14, 2019 -- NanoViricides, Inc. (NYSE Amer.: NNVC) (the "Company"), a global leader in nanomedicines against viruses, announced today that it has completed the process of licensing the human Coronavirus field for drug development and commercialization from TheraCour Pharma, Inc. (“TheraCour”). The Company executed a license agreement for the field comprising anti-viral treatments for coronavirus derived human infections with TheraCour Pharma, Inc. on September 8, 2021 (the “Agreement”).

The licensed field includes antiviral drugs to treat SARS-CoV-2 and its variants that cause the COVID-19 disease resulting in a global pandemic that continues to rage through the world, wave after wave, as new variants develop and take hold. There was no upfront cash payment for the license and the compensation terms were generally consistent with prior licenses, and are summarized further below.

NanoViricides is currently working on taking its two COVID-19 lead drug candidates, namely, NV-CoV-2- and NV-CoV-2-R, into human clinical trials. The Company believes that the essential preclinical work is substantially complete for taking these drugs into human evaluation.

The Company believes that these broad-spectrum anti-coronavirus drugs will continue to be effective even as the virus continues to mutate developing into a number of variants of concern. Antibody protection afforded by vaccines and the effectiveness of antibody drugs have continued to decline progressively as new SRAS-CoV-2 variants have emerged. The Company believes that its unique anti-viral nanomachine technology overcomes these issues.

The Company believes it is well poised to deliver an out-patient oral medicine to treat COVID-19 infections. The Company has found that its anti-COVID-19 drugs exhibited strong antiviral effectiveness when given orally in animal studies.

The Company also believes that its COVID-19 drugs will be suitable for use in pediatric patients, and we plan to include pediatric cohorts into clinical trials at the appropriate stages. We believe that pediatric use of these drugs is feasible based on the excellent safety profile we have observed in animal studies. As the variants evolve, pediatric infections and their severity have begun to rise, causing major worldwide concerns even as the world is trying to move towards normalcy in education and child social interactions.

The Company’s anti-COVID drugs are based on polymeric micelle nanomedicine technologies developed by TheraCour Pharma, Inc. and its affiliate, AllExcel, Inc. The inventors have filed a PCT patent application that forms the basis of the Company’s two lead drug candidates, namely, NV-CoV-2 and NV-CoV-2-R. The new patent application covers the new technologies, compositions, formulations, processes, manufactured products, and methods of use, among other specifics. This patent application was filed on June 25, 2021, application number PCT/US2007/001607, entitled “Self-Assembling Amphiphilic Polymers As Anti-Covid-19 Agents”. Its nominal expiry date would be 20 years, after filing and if issued, i.e. June 24, 2041, and could be extended in certain countries under regulatory extensions to as late as into the year 2043, providing a significant commercial runway.

Under the Agreement, NanoViricides has obtained a world-wide, exclusive, sub-licensable, license to use, promote, offer for sale, import, export, sell and distribute antiviral drugs that treat human Coronavirus infections using TheraCour’s proprietary as well as patented technology and intellectual property, including the new patent application cited above. The discovery of ligands and polymer materials as well as formulations, the chemistry and chemical characterization, as well as process development and related work will be performed by TheraCour under the same compensation terms as prior agreements between the parties, with no duplication of costs allowed.

NanoViricides will not make any upfront cash payments to TheraCour and has agreed to the following milestone payments to TheraCour: 100,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) upon the execution of the Agreement; 50,000 shares of Series A Preferred Stock after the grant of the approval of Licensee’s Investigational New Drug (IND) Application, or its equivalent; cash payments of $1,500,000 after the initiation of Phase I clinical trials or its equivalent; $2,000,000 after the completion of Phase 1 Clinical Trials or its equivalent for at least one product within twelve (12) months from the date of the acceptance of the IND; $2,500,000 no later than six (6) months after the completion of Phase 2A Clinical Trials or its equivalent for at least one product within twenty (24) months from the date of the completion of Phase 1 or its equivalent; 100,000 shares of Series A Preferred Stock after the initiation of Phase 3 clinical trials or its equivalent; and, at TheraCour’s option, $5,000,000 in cash or 500,000 shares of Series A Preferred Stock, no later than six (6) months after the completion of Phase 3 Clinical Trials or its equivalent for at least one product within thirty-six (36) months from the completion of Phase 2 Clinical Trials or its equivalent. In addition, the Company agreed to pay to TheraCour fifteen percent (15%) of net sales of licensed products and any income from sublicensed products, consistent with previous agreements. Under the Agreement, TheraCour retains the exclusive right to develop and manufacture the Licensed Products. The Agreement contemplates that the parties will enter into a separate Manufacturing and Supply Agreement for the commercial manufacture and supply of the drug products if and when NanoViricides intends to engage into commercialization of the drugs. The Agreement provides that the Manufacturing and Supply agreement would be on customary and reasonable terms, on a cost-plus basis, using a market rate based on then-current industry standards, and include customary backup manufacturing rights, as with prior agreements.

To assist in the analysis of the terms of the Agreement, NanoViricides commissioned research reports on Coronavirus drug market sizes for the Coronavirus antivirals field from an independent consulting agency, Nanotech Plus, LLC. Additionally, the Company obtained business analysis and valuation reports for potential licensing terms for a coronavirus drug from an independent consultant. NanoViricides was represented by McCarter & English, LLP while TheraCour was represented by DuaneMorris LLP.

The Series A Convertible Preferred Shares are only convertible upon a “change of control” of the Company as defined in its full specification, are non-transferrable and have no trading market. Each Series A share carries 9 votes, and is convertible only upon a change of control into 3.5 shares of the Company’s common stock.

The Company’s drug development business model was formed in May 2005 with a license to the patents and intellectual property held by TheraCour that enabled creation of drugs engineered specifically to combat viral diseases in humans. This exclusive license from TheraCour serves as a foundation for our intellectual property. The Company has a worldwide exclusive license to this technology for several drugs with specific targeting mechanisms for the treatment of a number of human viral diseases including coronaviruses, herpesviruses, VZV, HIV, Influenza, and others.

* PCT = Patent Cooperation Treaty. Enables global intellectual property protection.

About NanoViricides

NanoViricides, Inc. (the "Company”)(www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. We are developing clinical candidates for the treatment of COVID-19 disease caused by SARS-CoV-2 coronavirus. Our other lead drug candidate is NV-HHV-101 with its first indication as dermal topical cream for the treatment of shingles rash. In addition, the Company has several antiviral programs in various pre-clinical stages.

The Company is now working on tasks for completing an IND application for its COVID-19 drug candidates. The Company cannot project an exact date for filing an IND for this drug because of its dependence on a number of external collaborators and consultants. The Company is currently pursuing two separate drug candidates for the treatment of COVID-19 patients. NV-CoV-2 is our nanoviricide drug candidate that does not encapsulate remdesivir. NV-CoV-2-R is our other drug candidate that is made up of NV-CoV-2 with remdesivir encapsulated in it. The Company believes that since remdesivir is already US FDA approved, our drug candidate encapsulating remdesivir is likely to be an approvable drug, if safety is comparable. Remdesivir is developed by Gilead. The Company has developed both of its own drug candidates NV-CoV-2 and NV-CoV-2-R independently.

The Company intends to re-engage into an IND application to the US FDA for NV-HHV-101 drug candidate for the treatment of shingles once its COVID-19 project moves into clinical trials, based on resources availability. The NV-HHV-101 program was slowed down because of the effects of recent COVID-19 restrictions, and re-prioritization for COVID-19 drug development work.

The Company is also developing drugs against a number of viral diseases including oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others. NanoViricides’ platform technology and programs are based on the TheraCour® nanomedicine technology of TheraCour, which TheraCour licenses from AllExcel. NanoViricides holds a worldwide exclusive perpetual license to this technology for several drugs with specific targeting mechanisms in perpetuity for the treatment of the following human viral diseases: human Coronavirus infections, Human Immunodeficiency Virus (HIV/AIDS), Hepatitis B Virus (HBV), Hepatitis C Virus (HCV), Rabies, Herpes Simplex Virus (HSV-1 and HSV-2), Varicella-Zoster Virus (VZV), Influenza and Asian Bird Flu Virus, Dengue viruses, Japanese Encephalitis virus, West Nile Virus and Ebola/Marburg viruses. The Company’s technology is based on broad, exclusive, sub-licensable, field licenses to drugs developed in these areas from TheraCour Pharma, Inc. The Company’s business model is based on licensing technology from TheraCour Pharma Inc. for specific application verticals of specific viruses, as established at its foundation in 2005.

As is customary, the Company must state the risk factor that the path to typical drug development of any pharmaceutical product is extremely lengthy and requires substantial capital. As with any drug development efforts by any company, there can be no assurance at this time that any of the Company’s pharmaceutical candidates would show sufficient effectiveness and safety for human clinical development. Further, there can be no assurance at this time that successful results against coronavirus in our lab will lead to successful clinical trials or a successful pharmaceutical product.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.  Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in preclinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

FDA refers to US Food and Drug Administration. IND application refers to “Investigational New Drug” application. cGMP refers to current Good Manufacturing Practices. CMC refers to “Chemistry, Manufacture, and Controls”. CHMP refers to the Committee for Medicinal Products for Human Use, which is the European Medicines Agency's (EMA) committee responsible for human medicines.

Contact:
NanoViricides, Inc.
info@nanoviricides.com

Public Relations Contact:
MJ Clyburn
TraDigital IR
clyburn@tradigitalir.com

Source: NanoViricides, Inc.